EXHIBIT 2

JOINT FILING AGREEMENT

                    Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to file with the Securities and Exchange Commission Amendment No. 2 to Schedule 13D (the "Amendment"), with respect to the Common Stock of Grubb & Ellis Company. The undersigned agree that the Amendment will be filed on behalf of each and all of them. Each of the undersigned agrees that he or it shall be responsible for the accuracy and completeness of the information concerning him or it contained in the Amendment. This agreement may be executed in any number of counterparts, which taken together shall constitute one and the same document.

Dated: April 18, 2002	/s/ Mike Kojaian Mike Kojaian

Dated: April 18, 2002	/s/ C. Michael Kojaian C. Michael Kojaian

Dated: April 18, 2002	KOJAIAN VENTURES, L.L.C. By: Kojaian Ventures-MM, Inc., its Managing Member

By /s/ C. Michael Kojaian C. Michael Kojaian, President

Dated: April 18, 2002	KOJAIAN VENTURES-MM, INC.

By /s/ C. Michael Kojaian C. Michael Kojaian, President

2